Cutting Edge Superconductors

Cutting Edge Superconductors produces its worldwide patented MgB2 products for cryogen-free 1.5T MRI, reducing MRI scan cost by 40%. Inventor of Room Temperature Ambient Pressure Superconductor, named CES-2023 that may impact over $1 Trillion markets.


Cutting Edge
Making Helium-Free MRI's Possible

Invest

$99 minimum investment

DEADLINE: October 31, 2026

in 3 months

SHARE PRICE
$0.10

TOTAL RAISED ON NETCAPITAL
$411,447

TOTAL RAISED THIS ROUND
$392,159

VALUATION THIS ROUND
$12,654,221

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Cutting Edge Superconductors is producing MgB2 bulk samples, powders, wires and tapes for the next generation cryogen-free 1.5T MRI based on our patented technology. This next generation MRI is designed to reduce the patient's MRI scan cost by about 40%, significantly enhancing public health services. We are in the process of establishing a manufacturing facility of MgB2 wires in Puerto Rico, which could create high tech jobs for the community. On September 28, 2023, CES discovered a Room Temperature Ambient Pressure Superconductor, named CES-2023 for the first time in the world. CES is investigating CES-2023 for application.

The primary customer is MRI companies, such as GE HealthCare [GE support letter] and ASG Superconductors, and potential customers including Siemens, Phillips, Toshiba, Hitachi. NMR manufacturing companies, such as Bruker and Jeol, are also potential customers, because NMR has the same helium shortage issues. In particular, Bruker wants to test our long length MgB2 wires for their NMR, in order to replace the current NbTi wires by our MgB2 wires.

The end user (the patients/insurance companies) have the opportunity to see the benefits of lower cost MRI imaging.

DEAL HIGHLIGHTS

1. A global leader in Next Generation Cryogen-free 1.5T MRI
2. Patented technology registered in 7 countries: US, Germany, Netherlands, Italy, Japan, China, and Korea
3. Frost and Sullivan North America Innovation Leadership Award for MRI Technology
4. Experienced management team in Science, Technology, and Industry
5. Collaborating with major MRI companies and Superconducting wire companies to bring Cryogen-free 1.5T MRI to market
6. Inventor of Room Temperature Ambient Pressure Superconductor, named CES-2023

SUCCESS TO DATE

- EnterPrize Business Plan competition – **1st Prize** by Guayacan Group, $25,000, Dec. 2011.
- InnoVenture Technology based Business Plan Competition – **2nd Prize** by PR SBTDC, $15,000, June 2012.
- **Frost and Sullivan North America Innovation Leadership Award**, Dec. 2013
- **NSF SBIR Phase I and Phase IB Awards**, $180,000 for manufacturing MgB2 wires for cryogen-free 1.5T MRI in collaboration with LUVATA and GE Global Research, Matching funds from PR Science Trust, $210,000, June 2013 - June 2014.
- **NSF Innovation Corps Award** for conductive polymeric material, $50,000, PI: Dr. Yong-Jihn Kim, June, 2016.
- **Small Business Innovation Incentive** from Puerto Rico Industrial Development Company (PRIDCO) in collaboration with LUVATA and GE Global Research, $50,000, March, 2019 - March, 2023.
- **Job Creation Incentive and Equipment Purchase Incentive** from Puerto Rico Department of Economic Development and Commerce, $80,000, March, 2023.
- **Discovery of Room Temperature Ambient Pressure Superconductor**, named CES-2023, September 28, 2023.


CUTTING EDGE SUPERCONDUCTORS :
WORLD LEADER IN CRYOGEN-FREE 1.5T MRI
Making Helium-Free MRI's Possible
YONG-JIHN KIM, PH. D., FOUNDER
CUTTING EDGE SUPERCONDUCTORS
MAYAGUEZ, PR 00681

PROBLEM

Liquid helium is a cryogenic liquid for the operation of MRI at 4K. **In recent years we have seen the global helium supply crisis impacting the MRI industry** [1, 2] and Scientific community [3]. For instance, in October and November 2022, NBC News and Forbes reported that it may lead to a medical crisis, because the future of MRI is uncertain [1, 2]. On June 24, 2022, Harvard Crimson also reported that Harvard Physics labs were forced to shut down equipment and suspend projects due to the Helium shortage [3]. About 30% of Helium is consumed for MRI, whereas about 14% of Helium is consumed for laboratory applications in the US.

An MRI needs about 1,700 liters of liquid Helium to operate at 4K [1]. In the US, over 12,000 MRIs are operating. The price of helium was about $5 per liter a decade ago, however it is over $20 per liter now and fluctuating [4].

We believe Cutting Edge Superconductors (CES) is a leader in helium cryogen-free 1.5T MRI and cryogen-free NMR, based on its patent on MgB2 superconductor technology. Dr. Kim, CEO of CES, identified the superconducting mechanism of MgB2, the most important scientific problem in MgB2 research, by inventing the Testardi correlation technique, spotlighted in a review paper on MgB2 [5] in 2001. Furthermore, he invented the world's best patented technique for producing the highest critical current density of MgB2 wires and founded CES in 2011.

CES also discovered a Room Temperature Ambient Pressure Superconductor, named CES-2023 on September 28, 2023 [10] and this material and its manufacturing method are patent pending.

SOLUTION

Cutting Edge Superconductors (CES) has an international patent for increasing critical currents of MgB2 wires and tapes, enabling cryogen-free 1.5T MRI and cryogen-free NMR. The patent is registered in 7 countries, such as US (7,791,343), EU (2,173,247, registered in Germany, Netherlands, and Italy), Japan (5,792,462), China (1,258,335), and Korea (10-1092345). This next generation MRI is designed to reduce the patient's MRI scan cost by about 40%, significantly enhancing public health services.

CES manufactures its proprietary MgB2 bulk samples, Fig. 1, and Nickel sheathed MgB2 wires, Fig. 2. Our MgB2 wires show superb critical current behavior compared to other company's wires, as shown below, Fig. 3.

On September 28, 2023, CES discovered a Room Temperature Ambient Pressure Superconductor, named **CES-2023, Fig. 4**, and this material and its manufacturing method are patent pending. Fig. 5 shows the levitation of CES-2023 beside a 90 degree tilted magnet, called quantum locking, the fingerprint of superconductivity.



Fig. 1. CES's proprietary MgB2 bulk samples



Fig. 2. CES's Ni sheathed MgB2 wire



Critical Current Density Jc (A/cm²)
10⁵
10⁴
10³
10²
1
2
3
4
5
6
7
Magnetic Field (T)
20K
CES
Hypertech

Fig. 3. Comparison of critical current densities of MgB2 wires from CES and Hypertech research



Fig. 4. Room Temperature Ambient Pressure Superconductor, named CES-2023, patent pending.



Fig. 5. Levitation of CES-2023 beside a 90 degree tiled magnet, with thin edge, barely touching the magnet and thick part away from the magnet, showing quantum locking.

BUSINESS MODEL

CES is planning to supply its proprietary MgB_2 material to superconducting wire companies and MRI companies to cover the global MRI market. Each MRI needs 20 km long MgB_2 wires and tapes that require 20kg of MgB_2 material.

CES plans to charge $100,000 for 20kg MgB_2 material. CES is planning to produce tons of its proprietary MgB_2 material per year, and is planning to also sell the licensing of its worldwide patented technology, for MgB_2 bulk samples, powders, MgB_2 wires and tapes, and related apparatus, including magnets, MRI, and NMR. Licensing deals are expected to contribute with an upfront fee and royalties of about 3%-5% of the gross sales.

> **The MRI market size in 2021 is estimated to be $7.26 Billion and is predicted to reach $12 Billion by 2030 with a CAGR (Compound Annual Growth Rate) of 6.2%.**
>
> ---
> *Yahoo! Finance*

MARKET

The MRI market size in 2021 is estimated to be $7.26 Billion and is predicted to reach $12 Billion by 2030 with a CAGR (Compound Annual Growth Rate) of 6.2% [1]. Since the current market size figure needs subscription, we show the market size estimate up to 2016, $5.4 Billion in Fig. 1. The current shortage of Helium may lead to a medical crisis [2]. NMR (Nuclear Magnetic Resonance) can be regarded as a small scale MRI for materials study. It has a market size of $0.86 Billion in 2020 [3]. Our CES-2023 may impact global markets of over $1 Trillion value due to the following advantages:

1. No energy loss, impacting electric power transmission and distribution, market size, $318 B, in 2022 [4]
2. No heat, impacting PCB (Printed Circuit Board), market size, $87.8 B, in 2022 [5], impacting smartphone, market size, $485 B, in 2022 [6], impacting electric appliances, market size, $523 B, in 2022 [7].
3. No cooling, impacting MRI and NMR, market size, $8 B, in 2022 [1,3].

Superconductor Market Size

Current Major Applications


$ Billions
0
1
2
3
4
5
6
7

	2011	2012	2014	2016
Research & Technological Development (RTD)	1.2	1.2	1.3	1.4
Magnetic Resonance Imaging (MRI)	5.1	5.2	5.3	5.4
TOTAL of RTD & MRI	6.3	6.4	6.6	6.8

Fig. 1. MRI Market size

PRESS

- **News Is My Business**
  14 companies picked to participate in 'Pymes Innovadoras' program
- **PR Newswire**
  Frost & Sullivan: CES Improved the Superconducting Properties of Magnesium Diboride Wires to Help Deliver Image Quality that is Comparable with Current MRI Scans'
- **Imaging Technology News**
  Improved Magnesium Diboride Wires Deliver MRI-Level Image Quality
- **SNNLive**
  Cutting Edge Superconductors, Inc., 2014, Inaugural Growth Capital Expo 2014 in Las Vegas, NV
- **CEOCFO Interviews**
  Superconducting Wire for Next Generation MRI

TEAM



Yong-Jihn Kim, Ph. D.

President and CEO

Proven record of excellence in superconductivity. He identified the superconducting mechanism in MgB_2, the most important scientific problem in MgB_2 research. He also invented a patented technique to produce the highest critical current densities of MgB_2 for next generation cryogen-free 1.5T MRI. Based on this technique, he founded Cutting Edge Superconductors (CES), Inc. on November 22, 2011, in Mayaguez, Puerto Rico. On September 28, 2023 he discovered the Room Temperature Ambient Pressure Superconductor, named CES-2023, for one of the first times in the world.



Hem Kanithi, Ph. D.

Senior Technical Advisor

Former Business Development VP and Head of R&D at LUVATA, no.1 manufacturer of superconducting wires for MRI. He developed process technology for NbTi to exhibit some of the highest critical current densities available today while attaining long piece lengths on an industrial scale. As a result, LUVATA currently supplies NbTi products to produce over 1/3 of global MRI scanners.



Victor M. Rivera-Burgos

Senior Strategy Advisor

A seasoned Strategic Alliance Developer & Promoter of Collaborative Business Relationships, who has published several e-books on the Business Collaboration Process and has been a member of the Association of Strategic Alliance Professionals since 2013.
▪ Experience at the local, regional, and national level managing business and economic development programs/projects (New York Director and Regional Director of U.S. Small Business Administration and National Director of Minority Business Development Agency/U.S. Department of Commerce).
▪ International experience in economic development includes heading the Latin America and Caribbean Bureau at the U.S. Agency for International Development (AID), administering its $1.5 billion economic assistance program. This position required U.S. Senate confirmation.
▪ SBA District Office of the Year Award and Arthur S. Flemming Award as "One of the Ten Outstanding Young Men in Federal Service."

USE OF PROCEEDS

If the offering's maximum amount of $598,212 is raised:

Use	Value	% of Proceeds
Compensation for Managers	$100,000	16.7%
Equipment	$100,000	16.7%
Materials and Inventory	$100,000	16.7%
Research and Development	$163,900	27.4%
Intellectual Property ("IP") Expense	$30,000	5.0%
Travel	$50,000	8.4%
Rent and Utilities	$25,000	4.2%
Intermediary fees	$29,312	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Common Stock, under registration exemption 4(a)(6), in Cutting Edge Superconductors, Inc. . This offering must reach its target of at least $10,000 by its offering deadline of October 31, 2026 at 12:59am ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

132,524,330 shares
× $0.10 per share

$13,252,433 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

All SEC filings related to this offering are available here:

- Form C on January 31, 2024
- Form C/A on February 5, 2024
- Form C/A on March 25, 2024
- Form C/A on April 29, 2024
- Form C/A on June 26, 2024
- Form C/A on August 23, 2024
- Form C/A on October 28, 2024
- Form C/A on January 13, 2025
- Form C/A on March 31, 2025
- Form C/A on April 28, 2025
- Form C/A on July 9, 2025
- Form C/A on September 12, 2025
- Form C/A on December 2, 2025
- Form C/A on February 26, 2026
- Form C/A on March 31, 2026
- Form C/A on April 29, 2026

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

If Cutting Edge Superconductors has presented in any webinars during the offering period, you may access them here

- Website
- LinkedIn
- X.com
- Facebook

UPDATES

Jul 4, 2026	Dr. Kim will be participating in the Principled...
Jul 2, 2026	Dr. Kim will be attending FreedomFest 2026 in...
Jun 29, 2026	Dear Valued Investors, We are pleased to...
Jun 6, 2026	Dear Valued Investors, We are excited to...
Jun 4, 2026	Dr. Kim's book chapter titled "Room-Temperature...
May 18, 2026	Dear Valued Investors, We would like to remind...
Apr 29, 2026	Filed Form C/A
Apr 16, 2026	We are pleased to share that Grok provided the...
Apr 15, 2026	• Summary of Dr. Kim's Talk at the 2nd...
Apr 10, 2026	At the 2nd International Materials Summit in...
Apr 6, 2026	Dr. Kim is attending the 2nd International...
Mar 31, 2026	Filed Form C/A
Mar 30, 2026	• Dr. Kim will deliver an invited talk at the...
Mar 19, 2026	• Dr. Kim is attending the American Physical...

Feb 26, 2026 • Filed Form C/A

Feb 22, 2026 • •Dear Valued Investors, We have reduced the...

Feb 19, 2026 • Our 20-page book chapter (20 pages long),...

Feb 5, 2026 • Updates. Product Development 1. Room...

Jan 25, 2026 • Dear Valued Investors, We are excited to share...

Jan 23, 2026 • DNA x Sequire Investor Summit Dr. Kim attended...

Jan 17, 2026 • • Anthony Young, our Senior Advisor arranged a...

Jan 9, 2026 • • Dr. Kim attended the Sunstone Stage Connects...

Jan 8, 2026 • • Dr. Kim is attending CES 2026 in Las Vagas,...

Dec 23, 2025 • Dear Valued Investors, Merry Christmas and...

Dec 22, 2025 • Dr. Kim will give an oral talk entitled...

Dec 10, 2025 • • Update Regarding Company Valuation and Share...

Dec 2, 2025 • Filed Form C/A

Nov 25, 2025 • Excited to share that Ace Tarakchian, MBA, has...

Nov 19, 2025 • On AI Bubble Currently AI is changing the...

Nov 9, 2025 • We are pleased to announce that Anthony Young...

Nov 7, 2025 • • Our Book Chapter Proposal entitled "Room...

Nov 6, 2025 • • On "Grokene", Grok and AIs cannot predict a...

Oct 30, 2025 • • Unlock Capital 2025 Cohort Certificate of...

Oct 25, 2025 • • To Our Valued Investors and Potential...

Oct 18, 2025 • Dr. Kim gave a seminar on 2025 Nobel Prize in...

Oct 11, 2025 • To Our Valued Investors, Thank you for your...

Oct 9, 2025 • This year Nobel Prize in Physics was awarded...

Oct 3, 2025 • Dr. Kim and Mr. Mike Hines, Senior Advisor,...

Sep 24, 2025 Dr. Kim will give an Invited Talk at the 2nd...

Sep 24, 2025 Reply to Mr. Fontaine's comment: => Initially...

Sep 19, 2025 The Facebook hacking problem is solved. So, we...

Sep 13, 2025 • Podcast recording with Mr. Ray Crowley at...

Sep 12, 2025 On Superconducting Quantum computer In 2008...

Sep 12, 2025 Filed Form C/A

Sep 8, 2025 • Dr. Kim is included in World's 20 Impactful...

Sep 7, 2025 • Dr. Kim will have a podcast with Mr. Ray...

Sep 6, 2025 • Unlock Capital Cohort T-shirt => We like it...

Sep 4, 2025 • Unlock Capital Investor Showcase 2025,...

Sep 3, 2025 Our Facebook accounts has been hacked last...

Sep 1, 2025 • Our Paper entitled "Superconductor Exclusion...

Aug 31, 2025 • Cutting Edge Superconductors is preparing a...

Aug 30, 2025 Why did I start my company, Cutting Edge...

Aug 27, 2025 We've hit $200,000 in funding! This milestone...

Aug 26, 2025 We are preparing for IPO through NASDAQ in...

Aug 21, 2025	•	We are so happy that Mr. Rocky Patel joined our...
Aug 20, 2025	•	• August Webinar recording, August 14,...
Aug 20, 2025	•	On August 14th, Cutting Edge Superconductors...
Aug 18, 2025	•	• Our paper entitled "Superconductor Exclusion...
Aug 9, 2025	•	• All around worlds.com invited Dr. Kim, CEO,...
Aug 8, 2025	•	• August Investor Webinar, August 14, at 4:00PM...
Aug 1, 2025	•	Hospitals are in trouble. The helium that keeps...
Jul 24, 2025	•	Milestone Alert: We Just Crossed...
Jul 23, 2025	•	• Webinar recording, July 15, 2025, "Why Zero...
Jul 20, 2025	•	New thin sample of CES-2023, July 15, 2025, =>...
Jul 18, 2025	•	• CES Valuation Projection: CES share price...
Jul 9, 2025	•	Filed Form C/A
Jul 8, 2025	•	• Webinar, July 15, 2:00PM EST, "Why Zero...
Jul 2, 2025	•	Hi Everyone, Did you know the same helium in...
Jun 30, 2025	•	• Podcast with Quanscient, Multiphysics...
Jun 29, 2025	•	• Superconductor PCBs (Printed Circuit Boards)...
Jun 25, 2025	•	• Paper submission on our room temperature...
Jun 18, 2025	•	For comparison, you may see the Portable MRI...
Jun 17, 2025	•	No Cooling MRI design, employing our Room...
Jun 12, 2025	•	Our sister company, Cutting-Edge Plastics has...

May 22, 2025 • Note that IBM has got a patent for SOSFET,...

May 22, 2025 • SOSFET (Superconductor-Oxide-Superconductor...

May 22, 2025 • Transistor reaches the miniaturization limit....

May 15, 2025 • Update 2: 3. Note that MOS FET...

May 15, 2025 • Recent update: 1. For funding, i) we submitted...

May 2, 2025 • One of Korean Presidential Candidate said if...

Apr 28, 2025 • Filed Form C/A

Apr 21, 2025 • Progress update, => We are trying to find the...

Apr 19, 2025 • => Once we get the 3rd party validation, we can...

Apr 15, 2025 • For the initial review by CDVCA, => We think...

Apr 13, 2025 • • Initial Business Review of Cutting Edge...

Apr 13, 2025 • The 1st week, April 7 - April 11, of Fusion42...

Apr 1, 2025 • Cutting Edge Superconductors and RoomCon signed...

Mar 31, 2025 • Filed Form C/A

Mar 29, 2025 • Cutting Edge Superconductors has been invited...

Mar 23, 2025 • We are preparing our company token, "CES...

Mar 23, 2025 • • Dr. Kim gave an oral talk on our Room...

Mar 17, 2025 • We are so happy that Cutting Edge...

Mar 10, 2025 • Video for Live Q&A through Netcapital, March 6,...

Mar 10, 2025 • Video for New Industrial Era due to Room...

Mar 7, 2025 Industrial Revolution due to Room Temperature...

Mar 5, 2025 Our Live Q&A is tomorrow, March 6, at 4:00PM...

Feb 26, 2025 Cutting Edge Superconductors will have a Live...

Feb 20, 2025 • Cutting Edge Superconductors is collaborating...

Feb 12, 2025 Yesterday we did EDS (energy-dispersive x-ray...

Feb 5, 2025 Next Tuesday, February 11, we will do EDS...

Jan 23, 2025 We have recruited Mr. Mike Hines, a seasoned...

Jan 13, 2025 Filed Form C/A

Jan 11, 2025 We are in the process of extending our...

Dec 23, 2024 Merry Christmas and Happy New Year! We are...

Dec 20, 2024 Dr. Yong-Jihn Kim, CEO, will give a talk on our...

Dec 10, 2024 A Federal Funding Agency asked Cutting Edge...

Nov 3, 2024 • Cutting Edge Superconductors is preparing a...

Oct 28, 2024 Filed Form C/A

Oct 27, 2024 • For investors with $10,000+ investment, we...

Oct 27, 2024 We are in the process of extending our...

Oct 23, 2024 Summary of Dr. Yong-Jihn Kim's talk at the 3rd...

Oct 11, 2024 • Cutting Edge Superconductors submitted a...

Oct 8, 2024 Cutting Edge Superconductors submitted a...

Sep 25, 2024 Dr. Yong-Jihn Kim, CEO, will give an invited...

Sep 19, 2024 • Check out our viral video on TikTok of our ...

Aug 27, 2024 • Cutting Edge Superconductors submitted a Letter...

Aug 27, 2024 • We are happy that Cutting Edge Superconductors...

Aug 24, 2024 • Dr. Yong-Jihn Kim attended the BE (Boricua...

Aug 23, 2024 • Filed Form C/A

Aug 21, 2024 • The following question was asked, and we...

Aug 18, 2024 • We are in the process of extending our...

Aug 10, 2024 • Dr. Yong-Jihn Kim's invited talk is one of the...

Aug 2, 2024 • • NextBigFuture.com featured Cutting Edge...

Jul 30, 2024 • Cutting Edge Superconductors submitted a...

Jul 16, 2024 • Business-oriented pitch deck, July 15,...

Jul 5, 2024 • New Pitch deck, July...

Jun 26, 2024 • Filed Form C/A

Jun 20, 2024 • We are in the process of extending our offering...

Jun 20, 2024 • Dr. Kim will give an invited talk on our...

Jun 18, 2024 • Summary of Materials - 2024 presentation by Dr....

May 28, 2024 • • Updated Presentation Day: On June 10, 2024,...

May 22, 2024 • • Cutting Edge Superconductors has advanced to...

May 22, 2024 • Testing the resistance vs temperature...

May 19, 2024 • We are building a resistance measurement setup...

May 16, 2024 • On June 11, at 11:40AM, in San Francisco, CA,...

May 15, 2024 • NSF SBIR Phase I Proposal, submitted on May 14,...

May 11, 2024 • Netcapital May Demo Day, May 10, YouTube...

May 10, 2024 • It is interesting that some CES-2023 sample...

May 10, 2024 • Thank you for joining us on Netcapital May Demo...

May 3, 2024 • The Netcapital May Demo day starts at 4:00PM...

Apr 29, 2024 • Cutting Edge Superconductors will give a...

Apr 29, 2024 • Filed Form C/A

Apr 26, 2024 • You can see the heat treated pellet sample of...

Apr 24, 2024 • Two pellet samples, made last week. We are...

Apr 17, 2024 • We are in the process of extending our offering...

Apr 16, 2024 • The title of our full proposal for NSF SBIR is...

Apr 16, 2024 • NSF SBIR just informed us that the full...

Apr 14, 2024 • We are making pellet samples of our...

Apr 12, 2024 • According to the Invitation from NSF SBIR,...

Mar 27, 2024 • You can see title of Dr. Kim's invited talk at...

Mar 25, 2024 • Filed Form C/A

Mar 23, 2024 • You can see the picture of Dr. Kim on the...

Mar 22, 2024 • Dr. Yong-Jihn Kim, CEO, invited to give an...

Mar 17, 2024 • Some people asked us when we may do IPO? In...

Mar 17, 2024 • Hi, The applications of our CES-2023, Room...

Mar 15, 2024 • We have submitted our preprint entitled...

Mar 12, 2024 • Dr. Yong-Jihn Kim, CEO, is trying to organize...

Mar 11, 2024 • Our manuscript of "Superconductor Exclusion...

Mar 10, 2024 • Part of the Abstract entitled "Superconductor...

Mar 8, 2024 • Color of our room temperature ambient pressure...

Mar 5, 2024 • The transition temperature of our CES-2023 is...

Feb 27, 2024 • Another levitation video is posted on our...

Feb 26, 2024 • Our NSF SBIR Project Pitch was accepted in one...

Feb 25, 2024 • Some expert informed me that device physicists...

Feb 22, 2024 • Only CES-2023 shows Levitation, Quantum...

Feb 13, 2024 • Cutting Edge Superconductors, invited to submit...

Feb 5, 2024 • Filed Form C/A

Jan 31, 2024 • Netcapital equity crowdfunding video for...

Jan 31, 2024 • Press Release on the discovery of Room...

Jan 31, 2024 • Filed Form C

Aug 30, 2023 • Dear shareholders, We appreciate your support...

Aug 24, 2023 • 1. LK-99 thin film on a...

Aug 22, 2023 • LK-99, the 1st sample, test results: electrical...

Aug 18, 2023 • Cutting Edge Superconductors is ready to...

Aug 17, 2023 • Recently we have got $100,000 for equipment...

Aug 16, 2023 • Leadforce just engaged in our equity...

Aug 9, 2023 • Cutting Edge Superconductors will make LK-99 by...

Aug 6, 2023 • Room temperature...

Jul 19, 2023 • Helium-free MRI is possible, Facebook...

Jul 14, 2023 • Exit Strategy, Our exit strategies are the...

Jul 13, 2023 • Business model, Our business model consists of...

Jul 12, 2023 • Dividend Policy The longest-established...

Jul 6, 2023 • Cutting Edge Plastics is a separate company in...

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